SUBORDINATED LOAN AGREEMENT

        This Subordinated Loan Agreement, dated as of December 17, 1999, is between SPECIAL METALS CORPORATION, a Delaware corporation ("Borrower") and SOCIETE INDUSTRIELLE DE MATERIAUX AVANCES, a societe anonyme organized under the laws of the Republic of France ("SIMA").

                                    RECITALS:

        A. Borrower is a party to a Senior Secured Credit Agreement dated as of October 28, 1998 among Borrower, the Lenders, the Issuing Bank and the Agent (as those terms are defined therein), which Credit Agreement has been amended by a First Amendment dated as of March 31, 1999 and a Second Amendment dated as of June 8, 1999 (as amended, supplemented or otherwise modified from time to time, herein called the "Credit Agreement") providing for the making of loans by the Lenders to Borrower, and the issuance of letters of credit by the Issuing Bank for the account of Borrower, in the amounts, and subject to the terms and conditions, specified in the Credit Agreement.

        B. Borrower has requested that the Lenders waive certain existing defaults under the Credit Agreement and modify certain of the provisions of the Credit Agreement. Borrower, Lenders and the Agent are entering into a Third Amendment to Credit Agreement and Limited Waiver dated as of December 29, 1999 pursuant to which certain provisions of the Credit Agreement will be waived or amended (the "Third Amendment"). Lenders and the Agent are willing to enter into the Third Amendment only upon the condition that Borrower arrange for additional capital in the form of subordinated loans.

        C. SIMA is a major shareholder of Borrower and is willing to make subordinated loans to Borrower upon the terms and conditions set forth in this Subordinated Loan Agreement.

        NOW, THEREFORE, , in consideration of the premises, and in order to induce the Lenders and the Agent to enter into the Third Amendment to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SIMA and Borrower hereby agree as follows:

        1. Certain Definitions.

                  (a) Capitalized terms that are not defined herein have the respective meanings ascribed to them in the Credit Agreement and, in addition, the following terms have the following meanings:

                  "Additional Advances" has the meaning specified in Section 2(b) hereof.

                  "Borrower" has the meaning specified in the preamble hereto.

                  "Converted Loan" has the meaning specified in Section 4.

                  "Credit Agreement" has the meaning specified in Recital A.

                  "LIBOR" means the three-month London Interbank Offered Rate published in The Wall Street Journal (or if not so published, as quoted by Credit Lyonnais New York Branch) on the last Business Day of each calendar quarter), provided that, until adjusted as herein provided, LIBOR shall mean the London Interbank Offered Rate published in The Wall Street Journal on the Business Day immediately preceding the date hereof.

                  "Maturity Date" means July 28, 2006.

                  "Revolving Loan" has the meaning specified in Section 3(a).

                  "Revolving Note" has the meaning specified in Section 3(a).

                  "Senior Claims" has the meaning specified in the Subordination Agreement.

                  "SIMA" has the meaning specified in the preamble hereto.

                  "SIMA Commitment" has the meaning specified in Section 3.

                  "SIMA Commitment Period" means the period commencing on the date hereof and ending on August 15, 2001.

                  "SIMA Loans" means the Term Loan (including any Additional Advance and any Converted Loan and any interest added to the principal of the Term Loan) and the Revolving Loans made hereunder.

                  "SIMA Notes" means the Revolving Note and the Term Note.

                  "Subordination Agreement" means the Debt Subordination Agreement dated as of the date of the Third Amendment among Borrower, SIMA and the Agent.

                  "Term Loan" has the meaning specified in Section 2(a).

                  "Term Note" has the meaning specified in Section 2(a).

                  "Third Amendment" has the meaning specified in Recital B.

        (b) Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa.

        (c) Section headings used in this Agreement are for convenience only and shall not affect the construction or meaning of any provisions of this Agreement.

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        (d) Unless otherwise specified, the words "hereof", "herein",
"hereunder" and other similar words refer to this Agreement as a whole and not just to the Section, subsection, paragraph or clause in which they are used; and the words "this Agreement" refer to this Subordinated Loan Agreement, as amended, modified or supplemented from time to time.

        (e) Unless otherwise specified, the term "including", whenever used in this Agreement, shall be deemed to mean "including without limitation".

        2. Term Loan.

        (a) Subject to the terms and conditions of this Agreement, SIMA agrees to make a loan (the "Term Loan") to the Borrower on or before January 14, 2000 in the principal amount of Twenty Million Dollars ($20,000,000
(US)). The Term Loan may be advanced in one or more installments, all of which shall be evidenced by a single promissory note (the "Term Note") of the Borrower in substantially the form of Exhibit A hereto, dated the date of the first advance of the Term Loan, and payable to the order of SIMA.

        (b) At the request of Borrower, SIMA may (but shall not be obligated to) make additional Term Loan advances to Borrower ("Additional Advances") in excess of $20,000,000. The proceeds of each Additional Advance shall be used solely (i) to finance Capital Expenditures in excess of amounts permitted under clauses (a) through (g) of subsection 9.8 of the Credit Agreement or (ii) to pay dividends on Preferred Stock to the extent permitted under the Credit Agreement. Each Additional Advance shall be (x) added to the principal of the Term Loan, (y) subject to all the terms hereof applicable to the Term Loan, and (z) evidenced by the Term Note.

        (c) SIMA shall endorse on the schedule attached to the Term Note the amount of each advance (including any Additional Advance) made by it hereunder, the amount of interest added to the principal of the Term Loan and the amount of any payments or prepayments received by it in respect of principal on the Term Loan. Any such endorsement shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error. SIMA's failure to make any such notation shall not affect the obligation of Borrower to repay the unpaid principal amount of and all accrued interest on the Term Loan.

        3. Revolving Loans.

        (a) Subject to the terms and conditions of this Agreement, SIMA hereby irrevocably and unconditionally agrees to make loans (collectively, the Revolving Loans) to Borrower from time to time during the SIMA Commitment Period in an aggregate principal amount at any one time outstanding not exceeding Thirty Million Dollars ($30,000,000 (US)) (the "SIMA Commitment"). Revolving Loans may be borrowed at any time during the SIMA Commitment Period, but may be repaid or prepaid only in accordance with the provisions of Section 6 hereof. The Revolving Loans made by SIMA shall be evidenced by a single promissory note (the "Revolving Note") in substantially the form of Exhibit B, dated the date hereof and payable to the order of SIMA. SIMA shall endorse on the schedule attached to the Revolving Note the amount of each Revolving Loan made by it hereunder and the amount of any payments or prepayments received by it in respect of principal or interest on each such

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

Revolving Loan. Any such endorsement shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error. SIMA's failure to make any such notation shall not affect the obligation of Borrower to repay the unpaid principal amount of and all accrued interest on the Revolving Loans.

        (b) SIMA acknowledges and agrees that its obligation to make SIMA Loans to Borrower pursuant to paragraph (a) of this Section 3 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which SIMA may have against Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default hereunder (other than an Event of Default under Section 10(c) hereof) or under the Credit Agreement; (iii) any adverse change in the condition (financial or otherwise) of Borrower or any of its Subsidiaries; (iv) any breach of this Agreement by Borrower; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

        (c) At the request of Borrower, SIMA may (but shall have no obligation to) make Revolving Loans to Borrower in excess of the SIMA Commitment. Each such Revolving Loan in excess of the SIMA Commitment shall be subject to all of the terms hereof applicable to the Revolving Loans and shall be evidenced by the Revolving Note.

        (d) Each Revolving Loan shall be made within five Business Days after SIMA receives a request therefor from Borrower, specifying the amount and borrowing date of such loan. SIMA shall make the proceeds of each Revolving Loan available to Borrower on the requested borrowing date for such Loan, by a wire transfer in U.S. dollars to the account designated by Borrower.

        (e) During the SIMA Commitment Period, neither SIMA nor Borrower shall have the right to cancel or reduce the SIMA Commitment (except as provided herein) or to reduce the SIMA Commitment Period without the prior written approval of the Required Lenders, and any such attempted cancellation or reduction without such consent shall be null and void.

        4. Conversion of Revolving Loans. If in any quarter through the first quarter of 2001 Borrower's Consolidated EBITDA is less than the minimum amount required under the Credit Agreement (after giving effect to the Third Amendment), then a portion of the outstanding Revolving Loans automatically will be converted into, and added to the principal of, the Term Loan effective as of the last day of such quarter (the principal balance of the amount so converted hereafter referred to as a "Converted Loan"). The amount to be converted for each quarter will be equal to the difference between (i) Borrower's projected EBITDA for the 12-month period ending on the last day of that quarter, as set forth below:

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                                                    Projected
                        Quarter                       EBITDA
                        -------                       ------
                     Fourth   1999                 $30,190,000
                     First    2000                  30,570,000
                     Second   2000                  30,240,000
                     Third    2000                  39,940,000
                     Fourth   2000                  54,930,000
                     First    2001                  67,980,000

and (ii) Borrower's actual Consolidated EBITDA for the same 12-month period. If the outstanding balance of the Revolving Loans is less than the amount to be converted, Borrower shall borrow, and SIMA shall lend, additional Revolving Loans until the full amount required to be converted has been converted or the SIMA Commitment from SIMA been fully funded and remains outstanding. SIMA shall endorse on the schedule attached to the Term Note the amount of each Converted Loan made by it hereunder and the amount of any payments or prepayments received by it in respect of principal or interest on each such Converted Loan. Any such endorsement shall constitute conclusive evidence of the accuracy of the information so recorded, absent manifest error. SIMA's failure to make any such notation shall not affect the obligation of Borrower to repay the unpaid principal amount of and all accrued interest on the Converted Loans. The SIMA Commitment shall be permanently reduced by the principal amount of each Converted Loan added to the principal of the Term Loan.

        5. Interest.

        (a) The unpaid principal amount of the Term Loan (including any Additional Advance and any Converted Loan) and each Revolving Loan will accrue interest for the period from (and including) the borrowing date for such Loan or Additional Advance to the date such Loan shall be paid in full, at a rate per annum equal to LIBOR plus 1.00%. The interest rate on each Loan will adjust as of the first day of each January, April, July and October based upon LIBOR as of the immediately preceding Business Day.

        (b) Accrued interest on each SIMA Loan will be paid in kind by addition to the principal of the Term Loan on the last day of each calendar quarter. All amounts so added to principal of the Term Loan shall begin to accrue interest at the rate provided for herein as of the date so added to principal.

        6. Repayment and Prepayment of SIMA Loans.

        (a) The Term Loan shall be payable in full on the Maturity Date. Except as permitted by subparagraph (c) below, Borrower shall not make any payment or prepayment in respect of the principal amount of the Term Loan prior to the Maturity Date.

        (b) The Revolving Loans will be due on the Maturity Date. Prior to the Maturity Date, Borrower may pay principal of the Revolving Loans, at such times and in such amounts as Borrower may elect, but only if and to the extent such payments are

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

permitted under the Subordination Agreement. All amounts repaid under this subparagraph (b) may be reborrowed at any time prior to the end of the SIMA Commitment Period.

        (c) Notwithstanding anything herein to the contrary, Borrower may prepay the SIMA Loans, in whole or in part, at any time the Senior Claims have been indefeasibly paid in full in cash and none of the holders of Senior Claims are obligated to extend credit to Borrower or any subsidiary of Borrower.

        (d) All payments due to SIMA under or pursuant to this Agreement and the SIMA Notes and permitted to be paid under the Subordination Agreement shall be made by Borrower when due in U.S. Dollars and in immediately available funds at such address as SIMA may designate in writing from time to time.

        7. Letter of Credit. Pursuant to the Third Amendment, SIMA has agreed to deliver to the Agent a standby letter of credit in the face amount of $30,000,000 (the "Letter of Credit") in order to secure the performance of SIMA's obligations to make Revolving Loans under this Agreement. If SIMA fails to make available to the Borrower a Revolving Loan requested by Borrower (whether requested pursuant to Section 3 or Section 4 hereof) within ten days of such request, SIMA acknowledges and agrees that the Agent, upon notification thereof by Borrower, is required to make a drawing under the Letter of Credit in the amount of the Revolving Loan which Borrower had requested and is obligated to remit the proceeds of such drawing to Borrower. Borrower and SIMA acknowledge that all funds received by the Agent upon any drawing under the Letter of Credit and remitted to Borrower shall be deemed to be a Revolving Loan made by SIMA under this Agreement and shall be subject to all the terms of this Agreement applicable to Revolving Loans.

        8. Representations and Warranties of Borrower. Borrower hereby represents and warrants to SIMA that:

        (a) Borrower has full power and authority to execute and deliver this Agreement and the SIMA Notes, to borrow hereunder and to incur and perform the obligations provided for herein or therein.

        (b) The execution, delivery and performance of this Agreement and the SIMA Notes by Borrower, the borrowings by it hereunder, and the incurrence and performance of the obligations provided for herein or therein (i) have been duly authorized by all requisite corporate action of Borrower, (ii) do not require the approval of the stockholders of Borrower, and (iii) will not (a) violate any law or regulation or the certificate of incorporation or by-laws of Borrower,
(b) violate or constitute (with due notice or lapse of time or both) a default under any provision of any indenture, agreement, license or other instrument to which Borrower is a party or by which it or any of its properties may be bound or affected, (c) violate any order of any court, tribunal or governmental agency binding upon Borrower or any of its properties, or (d) result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any assets or revenues of Borrower.

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

        (c) No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Borrower of this Agreement or the SIMA Notes or for the validity or enforceability hereof or thereof.

        (d) This Agreement and the SIMA Notes constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

        9. Representations and Warranties of SIMA. SIMA hereby represents and warrants to Borrower that:

        (a) SIMA is a societe anonyme duly organized, validly existing and in good standing under the laws of the Republic of France. SIMA has full power and authority to execute and deliver this Agreement and to incur and perform the obligations provided for herein.

        (b) The execution, delivery and performance of this Agreement by SIMA and the incurrence and performance by it of the obligations provided for herein, including its extensions of credit to Borrower (i) have been duly authorized by all requisite corporate action of SIMA, (ii) do not require the approval of the stockholders of SIMA, and (iii) will not (a) violate any law or regulation or the organizational documents of SIMA, (b) violate or constitute (with due notice or lapse of time or both) a default under any provision of any indenture, agreement, license or other instrument to which SIMA is a party or by which it or any of its properties may be bound or affected, (c) violate any order of any court, tribunal or governmental agency binding upon SIMA or any of its properties, or (d) result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any assets or revenues of SIMA.

        (c) No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by SIMA of this Agreement or for the validity or enforceability hereof.

        (d) This Agreement constitutes the legal, valid and binding obligation of SIMA, enforceable against SIMA in accordance with its terms.

        10. Events of Default. The occurrence of any of the following events shall constitute an event of default hereunder:

        (a) At any time after the Maturity Date, Borrower shall fail to make payment of any amounts owing under this Agreement or the SIMA Notes within ten
(10) days following the due date thereof;

        (b) An Event of Default shall have occurred under the Credit
Agreement and the Lenders shall have declared amounts due thereunder to be due and payable; or

        (c) (i) Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with

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

respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief for any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for period of sixty (60) days; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

        Upon the occurrence of one of the events specified above, all amounts due under this Agreement and the SIMA Notes shall automatically be accelerated and become payable in full, subject to the terms of the Subordination Agreement, and SIMA's obligation to make further Revolving Loans hereunder shall be terminated.

        11. Confirmation of Subordination. Borrower and SIMA hereby acknowledge and agree that all of the obligations of Borrower hereunder and under the SIMA Notes, the indebtedness evidenced by the SIMA Notes and all claims SIMA may now or at any time hereafter have against Borrower or any of its assets arising out of or relating to this Agreement are subordinated to the Senior Claims as provided in the Subordination Agreement and that payment of such obligations and indebtedness is subject to the restrictions set forth in the Subordination Agreement.

        12. Waivers and Amendments.

        (a) No failure on the part of SIMA to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof or of any default hereunder, nor shall any single or partial exercise by SIMA of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of any provision of this Agreement, nor any consent to any departure herefrom, shall in any event be effective unless the same shall be in writing, signed by all the parties hereto and consented to in writing by the Agent with the approval of the Required Lenders under the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        (b) Borrower hereby waives presentment, protest, demand, notice of dishonor or default, and notice of any kind except as herein required with respect to this Agreement, the SIMA Notes or the performance of its obligations under this Agreement or the SIMA Notes.

        13. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York, without reference to its principles of conflict of laws.

        14. Submission to Jurisdiction.

        (a) Each of SIMA and Borrower hereby expressly submits to the exclusive jurisdiction of all federal and state courts sitting in New York County, State of New York, in any action or proceeding arising out of or relating to this Agreement or the SIMA Notes or their respective obligations hereunder or thereunder and each of them agrees that any process or notice of motion or other application to any of said courts or a judge thereof may be served upon it within or without such court's jurisdiction by registered or certified mail (return receipt requested) or by personal service, at the address of such party specified next to its signature hereto (or at such other address as such party shall specify by a prior notice in writing to the other parties hereto).

        (b) Each of SIMA and Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the SIMA Notes brought in any federal or state court sitting in New York County, State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        15. Waiver of Jury Trial. Each party hereto hereby waives any right it may have to a trial by jury of any dispute arising under or relating to this Agreement or the SIMA Notes and agrees that any such dispute shall be tried before a judge sitting without a jury.

        16. Expenses. Borrower agrees to pay all costs and expenses of SIMA (including the reasonable fees and disbursements of counsel) in connection with the enforcement of any rights of SIMA hereunder or under the SIMA Notes

        17. Termination; Amendment. This Agreement is a continuing agreement and shall remain in full force and effect so long as Borrower may borrow hereunder or under the Credit Agreement or request the issuance of letters of credit under the Credit Agreement and until the indefeasible payment in full of the Senior Claims and of all obligations of Borrower to SIMA hereunder. This Agreement may not be amended, modified or terminated without the prior written consent of (a) SIMA and Borrower and (b) the Agent (acting upon instructions of the Required Lenders under the Credit Agreement); provided that the consent of the Agent shall not be required after the Senior Claims has been indefeasibly paid in full and the Commitments under the Credit Agreement have expired.

        18. Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Borrower nor SIMA shall transfer, sell or otherwise dispose of any of its obligations hereunder or, in the case of SIMA, any portion of the loans made by it to Borrower hereunder,

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

without the prior written consent of the Agent (acting upon instructions of the Required Lenders under the Credit Agreement).

        19. Addresses for Notices, Etc. All notices, requests, demands, instructions, directions and other communications provided for hereunder shall be in writing (which term shall include telecopied communications) and shall be sent by overnight courier, telecopied or delivered to the applicable party at the address or telecopier number specified for such party opposite its signature line below or, as to any party, to such other address or telecopier number as such party shall specify by a notice in writing to the other parties hereto. Each notice, request, demand, instruction, direction or other communication provided for hereunder shall be deemed delivered (i) if by overnight courier, one Business Day (or, in the case of any party hereto that has indicated an address for notices that is located outside the United States, two Business
Days) after being delivered to the overnight courier, addressed to the applicable party at its address set forth above, (ii) if by hand, when delivered to the applicable party at such address, and (iii) if by telecopy, when sent to the applicable party at such telecopier number.

        20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

        21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually signed counterpart.

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

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.


Address:                              SPECIAL METALS CORPORATION

4317 Middle Settlement Road
New Hartford, New York 13413          By _____________________________________
Attention: Donald C. Darling          Name: ___________________________________
Telecopier: (315)798-2001             Title: __________________________________

Address:                              SOCIETE INDUSTRIELLE DE MATERIAUX
41 Rue de Villiers                    AVANCES
92200 Neuilly Sur Seine
Cedex, France

                                      By: _____________________________________
Attention:  Francois Lefebvre         Name: ___________________________________
Telecopier:  01133140882180           Title: __________________________________

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                                    EXHIBIT A

EXHIBIT A
                                FORM OF TERM NOTE

                  The indebtedness and all obligations evidenced or represented hereby, and certain other Subordinated Claims, are postponed, subordinated and junior in right of payment to Senior Claims, as such capitalized terms are defined in a Debt Subordination Agreement dated December 29, 1999, executed and delivered for the benefit of the holders of such Senior Claims by the maker hereof and by Societe Industrielle de Materiaux Advances, a societe anonyme organized under the laws of the Republic of France. The provisions of said Debt Subordination Agreement are hereby incorporated herein, as if set forth at length herein.

                                                          New Hartford, New York
                                                              December ___, 1999

         For value received, SPECIAL METALS CORPORATION, a Delaware corporation (the "Borrower,"), promises to pay to the order of SOCIETE INDUSTRIELLE DE MATERIAUX AVANCES, a societe anonyme organized under the laws of the Republic of France ("SIMA"), on the Maturity Date, the principal amount of Twenty Million Dollars ($20,000,000 (US)) plus the principal amount of all Additional Advances and Converted Loans, if any, made by SIMA to the Borrower pursuant to the Subordinated Loan Agreement referred to below that are then outstanding. The unpaid principal amount of this Note shall accrue interest from the date of each advance hereunder is made until it is repaid in full, at the rate specified in the Subordinated Loan Agreement. Accrued interest on this Note and the Revolving Note (as defined in the Subordinated Loan Agreement) will be paid in kind by addition to the principal of the Term Loan on the last day of each calendar quarter. All amounts so added to principal shall begin to accrue interest at the rate provided in the Subordinated Loan Agreement as of the date so added to principal.

         All such payments under this Note shall be made in lawful money of the United States of America and in immediately available funds in accordance with the terms of the Subordinated Loan Agreement at the office of SIMA specified in the Subordinated Loan or in accordance with wiring instructions specified by SIMA.

         All Additional Advances and all Converted Loans made by SIMA and all payments of the principal thereof shall be recorded by SIMA on the schedule attached hereto or any continuation thereof. Any such recordation shall constitute prima facie evidence of the existence and amounts of the obligations of the Borrower so recorded; provided, however, that the failure of SIMA to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Subordinated Loan Agreement.

         This Note is the Term Note referred to in the Subordinated Loan Agreement dated as of December 17, 1999, between the Borrower and SIMA (as the same may be amended, restated, supplemented or otherwise modified from time to time with the approval of the Agent, the

"Subordinated Loan Agreement") and is entitled to the benefits thereof. Terms defined in the Subordinated Loan Agreement are used herein with the same meanings. Reference is made to the Subordinated Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. The Borrower hereby waives presentment, demand, protest and all other notices of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS.

                                 SPECIAL METALS CORPORATION

                                 By: ______________________________________
                                     Name:
                                     Title:

                           SCHEDULE TO PROMISSORY NOTE


Date of           Principal        Amount        Outstanding       Notation
Loan              Amount           Repaid        Balance           By
----              ------           ------        -------           --

                                    EXHIBIT B

EXHIBIT A
                             FORM OF REVOLVING NOTE

                  The indebtedness and all obligations evidenced or represented hereby, and certain other Subordinated Claims, are postponed, subordinated and junior in right of payment to Senior Claims, as such capitalized terms are defined in a Debt Subordination Agreement dated December 29, 1999, executed and delivered for the benefit of the holders of such Senior Claims by the maker hereof and by Societe Industrielle de Materiaux Advances, a societe anonyme organized under the laws of the Republic of France. The provisions of said Debt Subordination Agreement are hereby incorporated herein, as if set forth at length herein.
                                                        New Hartford, New York
                                                            December ___, 1999

         For value received, SPECIAL METALS CORPORATION, a Delaware corporation (the "Borrower,"), promises to pay to the order of SOCIETE INDUSTRIELLE DE MATERIAUX AVANCES, a societe anonyme organized under the laws of the Republic of France ("SIMA"), on the Maturity Date, the principal amount of all Revolving Loans made by SIMA to the Borrower pursuant to the Subordinated Loan Agreement referred to below. The unpaid principal amount of each such Revolving Loan shall accrue interest from the date such Revolving Loan is made until it is repaid in full, at the rate specified in the Subordinated Loan Agreement. Accrued interest will be paid in kind by addition to the principal of the Term Loan (as defined in the Subordinated Loan Agreement) on the last day of each calendar quarter. All amounts so added to principal of the Term Loan shall begin to accrue interest thereunder at the rate provided in the Subordinated Loan Agreement as of the date so added to principal.

         All such payments under this Note shall be made in lawful money of the United States of America and in immediately available funds in accordance with the terms of the Subordinated Loan Agreement at the office of SIMA specified in the Subordinated Loan or in accordance with wiring instructions specified by SIMA.

         All Revolving Loans made by SIMA and all payments of the principal thereof shall be recorded by SIMA on the schedule attached hereto or any continuation thereof. Any such recordation shall constitute prima facie evidence of the existence and amounts of the obligations of the Borrower so recorded; provided, however, that the failure of SIMA to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Subordinated Loan Agreement.

         This Note is the Revolving Note referred to in the Subordinated Loan Agreement dated as of December 17, 1999, between the Borrower and SIMA (as the same may be amended, restated, supplemented or otherwise modified from time to time with the approval of the Agent, the "Subordinated Loan Agreement") and is entitled to the benefits thereof. Terms defined in the Subordinated Loan Agreement are used herein with the same meanings. Reference is made to the Subordinated Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. The Borrower hereby waives presentment, demand, protest and all other notices of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS.

                                   SPECIAL METALS CORPORATION

                                   By: ______________________________________
                                       Name:
                                       Title:

                           SCHEDULE TO PROMISSORY NOTE

Date of           Principal        Amount        Outstanding       Notation
Loan              Amount           Repaid        Balance           By
----              ------           ------        -------           --

                                       17